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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Artisan Components, Inc. on Form S-8 (File No. 333-60239) of our report dated October 20, 1998, on our audits of the financial statements and the financial statement schedule of Artisan Components, Inc. as of September 30, 1997 and 1998, and for the three years in the period ended September 30, 1998, which reports are included in this Annual Report on Form 10-K.


                                               PricewaterhouseCoopers LLP
San Jose, California
December 21, 1998